                                                                   Exhibit 10.41

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF ASPECT MEDICAL SYSTEMS, INC.

The following is a schedule of the 2005 annual base salaries of the Company's named executive officers:

  NAME                      PRINCIPAL POSITION                         BASE SALARY
  ----                      ------------------                         -----------
  Nassib G. Chamoun         Chief Executive Officer and President      $   260,000
  Boudewijn L.P.M. Bollen   President of International Operations      $   405,130 (1)
  J. Neal Armstrong         Vice President of Investor Relations       $   215,000
  Scott Kelley              Vice President and Medical Director        $   213,200
                            Vice President, Chief Financial Officer,
  Michael Falvey             Secretary and Treasurer                   $   208,000

(1) Mr. Bollen's salary is based on 300,000 euros using a 1.35 exchange rate.